Exhibit 99.1

Bruker Reports Third Quarter 2021 Financial Results

•	Q3 2021 revenues of $608.9 million, up 19.1% year-over-year (yoy); organic growth of 17.8%

•	Q3 2021 GAAP EPS of $0.57, up 63% yoy; non-GAAP EPS of $0.63, up 50% yoy

•	Raising FY 2021 guidance significantly on strong demand for Bruker’s products and solutions

BILLERICA, Massachusetts – November 1, 2021 – Bruker Corporation (Nasdaq: BRKR) today announced financial results for its third quarter and for the nine months ended September 30, 2021.

Third Quarter 2021 Financial Results

Bruker’s revenues for the third quarter of 2021 were $608.9 million, an increase of 19.1% compared to revenues of $511.4 million in the third quarter of 2020. In the third quarter of 2021, revenues increased 17.8% organically year-over-year, growth from acquisitions was 0.3% and foreign currency translation had a positive effect of 1.0%. In the third quarter of 2021, Bruker continued to see strong, broad-based demand for its products and solutions across its Bruker Scientific Instruments (BSI) Groups and the BEST segment.

Third quarter 2021 GAAP operating income was $113.2 million, compared to $81.2 million in the third quarter of 2020, representing GAAP operating margins of 18.6% and 15.9%, respectively. Non-GAAP operating income was $125.4 million in the third quarter of 2021, compared to $94.9 million in the third quarter of 2020. Bruker’s third quarter 2021 non-GAAP operating margin was 20.6%, compared to 18.6% in the third quarter of 2020. The year-over-year increases in the Company’s GAAP and non-GAAP operating income and operating margins were primarily due to higher revenues and improved gross margins.

Third quarter 2021 GAAP diluted earnings per share (EPS) were $0.57, compared to $0.35 in the third quarter of 2020. Third quarter 2021 non-GAAP diluted EPS were $0.63, an increase of 50% compared to $0.42 in the third quarter of 2020. Higher operating income and a favorable tax rate in the third quarter of 2021 drove growth in GAAP and non-GAAP EPS compared to the third quarter of 2020.

First Nine Months of 2021 Financial Results

For the first nine months of 2021, Bruker’s revenues were $1,734.4 million, an increase of 27.5% from $1,360.0 million in the first nine months of 2020. In the first nine months of 2021, revenues increased 22.6% organically year-over-year. Growth from acquisitions was 0.5%, while foreign currency translation had a 4.4% favorable effect. The reported and organic revenue increases were consistent with strong demand and a robust recovery, compared to the first nine months of 2020.

In the first nine months of 2021, GAAP operating income was $287.9 million, compared to $135.5 million in the first nine months of 2020, representing GAAP operating margins of 16.6% and 10.0%, respectively. Non-GAAP operating income was $326.4 million in the first nine months of 2021, compared to $176.1 million in the first nine months of 2020. Bruker’s non-GAAP operating margin in the first nine months of 2021 was 18.8%, compared to 12.9% in the first nine months of 2020.

In the first nine months of 2021 GAAP diluted EPS were $1.32, compared to $0.57 in the first nine months of 2020. Non-GAAP diluted EPS were $1.51, an increase of 96.1% compared to $0.77 in the first nine months of 2020. The year-over-year increases in the Company’s GAAP and non-GAAP operating income, operating margins and diluted EPS were primarily due to higher revenues, favorable volume and operating leverage compared to the first nine months of 2020, which were negatively affected by the COVID-19 pandemic.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Frank H. Laukien, President and CEO of Bruker, commented: “We continue to see strong customer demand for our high-performance instruments and solutions. In the third quarter of 2021, Bruker’s revenues, margins and EPS all stepped up substantially year-over year. Our teams continue to innovate and execute well, despite supply chain challenges. We increase our outlook further and anticipate excellent full year 2021 results.”

Fiscal Year (FY) 2021 Financial Outlook

Bruker is again raising its fiscal year 2021 guidance to account for strong demand for its products and solutions during the first nine months of 2021. Compared to FY 2020, the Company now expects approximately the following FY 2021 full-year financial performance:

•	Reported revenue growth of 19.5% to 20.5%;

•	Organic revenue growth of 16.5% to 17.5%;

•	A combined tailwind from foreign currency and acquisitions of 3%;

•	Non-GAAP operating margin of 19.5% to 20.0%, representing an increase of 350 basis points to 400 basis points compared to FY 2020 non-GAAP operating margin of 16.0%;

•	Non-GAAP EPS between $2.05 and $2.09, representing a year-over-year increase of 52% to 55%.

Bruker’s expected revenue growth, non-GAAP operating margin expansion and non-GAAP EPS guidance for FY 2021 are based on foreign exchange rates as of September 30, 2021.

For the Company’s outlook for FY 2021 non-GAAP operating margin and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP operating margin and non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, November 1st, at 4:30 p.m. Eastern Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q3 2021 Earnings Webcast” hyperlink. A slide presentation that will be referenced during the webcast will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international) and referencing “Bruker’s Third Quarter 2021 Earnings Conference Call”. A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering conference number 10161328. The replay will be available beginning one hour after the end of the conference call through December 1, 2021.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular and cell biology research, in applied and pharma applications, in microscopy and nanoanalysis, as well as in industrial applications. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating profit; non-GAAP operating margin; non-GAAP SG&A expense; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also may refer to organic revenue growth or decline and free cash flow, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance. However, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures are provided in the tables accompanying this press release following our GAAP financial statements.

With respect to our outlook for 2021 non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP operating margin, tax rate and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins, EPS and tax rate calculated and presented in accordance with GAAP.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our fiscal year 2021 financial outlook, including our outlook for revenue growth, foreign currency impact, non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate; management’s expectations for future financial and operational performance and business outlook; the impact of the COVID-19 pandemic; future economic conditions; the market demand for our products; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to the length and severity of the COVID-19 pandemic (including the impact of new variants of the virus), the impact of the pandemic on global economic conditions and the length and severity of any resulting recession, the availability, adoption and effectiveness of vaccines, continued volatility in the capital markets, risks in the supply chain, including for semiconductor chips and many other materials used in our products, global shipment and logistics risks, global inflationary risks, risks in the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, the impact of changes in law, including changes in tax rates, fluctuations in foreign currency exchange rates, our ability to successfully implement our restructuring initiatives and other cost reduction initiatives, changing technologies, product development and market acceptance of our products, the success of our R&D investment initiatives, the cost and pricing of our products, manufacturing, competition, loss of key personnel, dependence on collaborative partners, key suppliers and contract manufacturers, capital spending and government funding policies, changes in governmental regulations, international trade disputes, the use and protection of intellectual property rights, litigation, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2020, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contact:

Miroslava Minkova

Sr. Director, Investor Relations & Corporate Development

Investor Relations

Bruker Corporation

T: +1 (978) 663–3660, ext. 1479

E: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$573.0	$681.8
Short-term investments	96.8	50.0
Accounts receivable, net	372.1	335.3
Inventories	732.8	692.3
Other current assets	212.9	165.6

Total current assets	1,987.6	1,925.0
Property, plant and equipment, net	389.4	395.5
Goodwill, intangibles, net and other long-term assets	749.0	728.5

Total assets	$3,126.0	$3,049.0

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$109.5	$2.2
Accounts payable	141.1	134.6
Customer advances	178.3	189.2
Other current liabilities	490.6	465.9

Total current liabilities	919.5	791.9
Long-term debt	717.5	842.3
Other long-term liabilities	399.1	440.5
Redeemable noncontrolling interest	0.3	—
Total shareholders’ equity	1,089.6	974.3

Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$3,126.0	$3,049.0

FOR FURTHER INFORMATION:	Investor Relations Tel: +1 (978) 663–3660, ext. 1479 Email: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Nine Months Ended
(in millions, except per share amounts)	September 30,		September 30,
	2021	2020	2021	2020
Revenues	$608.9	$511.4	$1,734.4	$1,360.0
Cost of revenues	300.2	263.1	866.4	733.2

Gross profit	308.7	248.3	868.0	626.8
Operating expenses:
Selling, general and administrative	141.3	114.6	407.9	338.2
Research and development	52.1	48.3	162.7	140.9
Other charges, net	2.1	4.2	9.5	12.2

Total operating expenses	195.5	167.1	580.1	491.3

Operating income	113.2	81.2	287.9	135.5
Interest and other income (expense), net	(4.4)	(5.9)	(13.8)	(15.4)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	108.8	75.3	274.1	120.1
Income tax provision	20.7	20.0	69.5	30.0

Consolidated net income	88.1	55.3	204.6	90.1
Net income attributable to noncontrolling interests in consolidated subsidiaries	1.0	1.0	3.2	1.2

Net income attributable to Bruker Corporation	$87.1	$54.3	$201.4	$88.9

Net income per common share attributable to
Bruker Corporation shareholders:
Basic	$0.58	$0.35	$1.33	$0.58

Diluted	$0.57	$0.35	$1.32	$0.57

Weighted average common shares outstanding:
Basic	151.4	153.2	151.5	153.7

Diluted	152.8	154.3	153.0	154.8

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Consolidated net income	$88.1	$55.3	$204.6	$90.1
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	22.2	20.5	66.1	58.7
Stock-based compensation expense	4.2	4.5	11.9	10.9
Deferred income taxes	(2.7)	1.6	(6.5)	0.5
Other non-cash expenses, net	4.0	6.3	24.8	25.5
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(39.2)	2.6	(47.7)	36.9
Inventories	(13.0)	(12.7)	(81.3)	(109.7)
Accounts payable and accrued expenses	26.9	0.8	39.9	(15.3)
Income taxes payable, net	(41.2)	(6.0)	(34.2)	(9.1)
Deferred revenue	(0.6)	0.5	19.4	20.1
Customer advances	(11.3)	10.6	(9.5)	32.4
Other changes in operating assets and liabilities, net	(13.5)	(1.6)	(43.7)	(11.8)

Net cash provided by operating activities	23.9	82.4	143.8	129.2

Cash flows from investing activities:
Purchases of short-term investments	—	(50.0)	(48.0)	(100.0)
Maturity of short-term investments	0.7	50.0	0.7	56.1
Purchases of investments held to maturity	(0.5)	—	(0.5)	—
Cash paid for acquisitions, net of cash acquired	(41.0)	(34.2)	(45.0)	(58.8)
Purchases of property, plant and equipment	(16.3)	(17.6)	(63.6)	(68.4)
Proceeds from sales of property, plant and equipment	1.6	—	4.0	0.1
Net proceeds from cross-currency swap agreements	7.1	3.6	8.6	7.1

Net cash used in investing activities	(48.4)	(48.2)	(143.8)	(163.9)

Cash flows from financing activities:
Repayment of revolving lines of credit	—	(208.5)	—	(305.1)
Proceeds from revolving lines of credit	—	—	—	297.5
Proceeds (repayment) of other debt, net	(0.2)	(0.6)	(1.8)	(0.4)
Payment of deferred financing costs	—	—	—	(0.1)
Proceeds from issuance of common stock, net	3.7	(0.8)	5.9	1.1
Payment of contingent consideration	—	(5.0)	(0.4)	(6.2)
Payment of dividends to common stockholders	(6.1)	(6.2)	(18.2)	(18.5)
Purchases of common stock	—	(4.4)	(71.1)	(54.4)
Cash payments to noncontrolling interest	—	—	—	(1.2)

Net cash used in financing activities	(2.6)	(225.5)	(85.6)	(87.3)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8.1)	11.5	(23.4)	10.7

Net change in cash, cash equivalents and restricted cash	(35.2)	(179.8)	(109.0)	(111.3)
Cash, cash equivalents and restricted cash at beginning of period	611.7	750.4	685.5	681.9

Cash, cash equivalents and restricted cash at end of period	$576.5	$570.6	$576.5	$570.6

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

(in millions, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
GAAP Operating Income	$113.2	$81.2	$287.9	$135.5
Non-GAAP Adjustments:
Restructuring Costs	1.1	1.9	5.2	5.7
Acquisition-Related Costs	0.7	1.4	3.9	(0.5)
Purchased Intangible Amortization	9.2	9.1	27.2	26.8
Other Costs	1.2	1.3	2.2	8.6

Total Non-GAAP Adjustments:	$12.2	$13.7	$38.5	$40.6

Non-GAAP Operating Income	$125.4	$94.9	$326.4	$176.1
Non-GAAP Operating Margin	20.6%	18.6%	18.8%	12.9%
Non-GAAP Interest & Other Expense, net	(4.4)	(5.9)	(13.8)	(15.4)

Non-GAAP Profit Before Tax	121.0	89.0	312.6	160.7
Non-GAAP Income Tax Provision	(23.2)	(23.6)	(78.7)	(40.2)
Non-GAAP Tax Rate	19.2%	26.5%	25.2%	25.0%
Minority Interest	(1.0)	(1.0)	(3.2)	(1.2)

Non-GAAP Net Income Attributable to Bruker	96.8	64.4	230.7	119.3
Weighted Average Shares Outstanding (Diluted)	152.8	154.3	153.0	154.8

Non-GAAP Earnings Per Share	$0.63	$0.42	$1.51	$0.77

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$308.7	$248.3	$868.0	$626.8
Non-GAAP Adjustments:
Restructuring Costs	0.2	0.3	1.6	1.3
Acquisition-Related Costs	0.1	0.5	0.1	0.5
Purchased Intangible Amortization	5.3	5.0	15.0	15.1
Other Costs	0.6	(0.3)	0.1	(0.1)

Total Non-GAAP Adjustments:	6.2	5.5	16.8	16.8

Non-GAAP Gross Profit	$314.9	$253.8	$884.8	$643.6

Non-GAAP Gross Margin	51.7%	49.6%	51.0%	47.3%
Reconciliation of GAAP and Non-GAAP Selling, General and Administrative (SG&A) Expenses
GAAP SG&A Expenses	$141.3	$114.6	$407.9	$338.2
Non-GAAP Adjustments:
Purchased Intangible Amortization	3.9	4.0	12.2	11.6

Non-GAAP SG&A Expenses	$137.4	$110.6	$395.7	$326.6

Reconciliation of GAAP and Non-GAAP Tax Rate
GAAP Tax Rate	19.0%	26.6%	25.4%	25.0%
Non-GAAP Adjustments:
Tax Impact of Non-GAAP Adjustments	-0.4%	-0.5%	-0.4%	-0.7%
Stock Compensation	0.9%	0.2%	0.5%	0.3%
U.S. Tax Reform—Change in APB 23	0.0%	0.0%	0.0%	0.1%
Other Discrete Items	-0.3%	0.2%	-0.3%	0.3%

Total Non-GAAP Adjustments:	0.2%	-0.1%	-0.2%	0.0%

Non-GAAP Tax Rate	19.2%	26.5%	25.2%	25.0%

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

(in millions, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of GAAP and Non-GAAP Earnings Per Share (Diluted)
GAAP Earnings Per Share (Diluted)	$0.57	$0.35	$1.32	$0.57
Non-GAAP Adjustments:
Restructuring Costs	0.01	0.01	0.03	0.04
Acquisition-Related Costs	—	0.01	0.03	—
Purchased Intangible Amortization	0.06	0.06	0.18	0.17
Other Costs	0.01	0.01	0.01	0.06
Income Tax Rate Differential	(0.02)	(0.02)	(0.06)	(0.07)

Total Non-GAAP Adjustments:	0.06	0.07	0.19	0.20

Non-GAAP Earnings Per Share (Diluted)	$0.63	$0.42	$1.51	$0.77

Reconciliation of GAAP Operating Cash Flow and Non-GAAP Free Cash Flow
GAAP Operating Cash Flow	$23.9	$82.4	$143.8	$129.2
Non-GAAP Adjustments:
Purchases of property, plant and equipment	(16.3)	(17.6)	(63.6)	(68.4)

Non-GAAP Free Cash Flow	$7.6	$64.8	$80.2	$60.8

Bruker Corporation

REVENUE (unaudited)

(in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue by Group:
Bruker BioSpin	$186.5	$152.1	$494.4	$398.1
Bruker CALID	194.2	171.3	579.9	444.5
Bruker Nano	174.9	147.1	504.6	392.7
BEST	57.0	43.8	166.0	134.8
Eliminations	(3.7)	(2.9)	(10.5)	(10.1)

Total Revenue	$608.9	$511.4	$1,734.4	$1,360.0

Revenue by End Customer Geography:
United States	$163.2	$120.1	$442.0	$332.1
Europe	210.9	193.3	646.3	492.6
Asia Pacific	191.6	160.0	525.8	433.3
Other	43.2	38.0	120.3	102.0

Total Revenue	$608.9	$511.4	$1,734.4	$1,360.0

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth	Total Bruker
GAAP Revenue as of Prior Comparable Period	$511.4	$521.1	$1,360.0	$1,472.7
Non-GAAP Adjustments:
Acquisitions and divestitures	1.3	1.9	6.3	7.9
Organic	91.0	(24.2)	307.4	(122.6)
Currency	5.2	12.6	60.7	2.0

Total Non-GAAP Adjustments:	97.5	(9.7)	374.4	(112.7)

Non-GAAP Revenue	$608.9	$511.4	$1,734.4	$1,360.0

Revenue Growth	19.1%	-1.9%	27.5%	-7.7%
Organic Revenue Growth	17.8%	-4.6%	22.6%	-8.3%

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth	Bruker Scientific Instruments (1)
GAAP Revenue as of Prior Comparable Period	$470.5	$471.8	$1,235.3	$1,331.0
Non-GAAP Adjustments:
Acquisitions and divestitures	1.3	1.9	6.3	6.9
Organic	79.0	(14.2)	283.4	(104.7)
Currency	4.8	11.0	53.9	2.1

Total Non-GAAP Adjustments:	85.1	(1.3)	343.6	(95.7)

Non-GAAP Revenue	$555.6	$470.5	$1,578.9	$1,235.3

Revenue Growth	18.1%	-0.3%	27.8%	-7.2%
Organic Revenue Growth	16.8%	-3.0%	22.9%	-7.9%

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth	BEST, net of Intercompany Eliminations
GAAP Revenue as of Prior Comparable Period	$40.9	$49.3	$124.7	$141.7
Non-GAAP Adjustments:
Acquisitions and divestitures	—	—	—	1.0
Organic	12.0	(10.0)	24.0	(17.9)
Currency	0.4	1.6	6.8	(0.1)

Total Non-GAAP Adjustments:	12.4	(8.4)	30.8	(17.0)

Non-GAAP Revenue	$53.3	$40.9	$155.5	$124.7

Revenue Growth	30.3%	-17.0%	24.7%	-12.0%
Organic Revenue Growth	29.3%	-20.3%	19.2%	-12.6%

(1)	Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI Life Science and BSI Nano Segments as presented in our 2020 Form 10-K.